Exhibit 99.1

Collegium Reports First Quarter 2022 Financial Results

- Generated Net Revenue of $83.8 Million -

- Completed BDSI Acquisition; On Track to Exceed Targeted Run Rate Synergies of at Least $75 Million -

- Resolved All Opioid-Industry Litigation -

- Reaffirms 2022 Financial Guidance -

- Conference Call Scheduled for Today at 4:30 p.m. ET -

STOUGHTON, Mass., May 10, 2022 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL) today reported its financial results for the first quarter 2022 and provided a corporate update.

“2022 is a pivotal year for Collegium, and we made excellent progress in the quarter versus our critical priorities,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “The acquisition of BDSI was strategically and financially transformational for our organization, and integration has been seamless to date. For the remainder of the year, we are focused on growing revenue for Belbuca® and Xtampza® ER, renegotiating Xtampza ER contracts, exceeding our targeted run rate synergies, and deploying capital to create shareholder value.”

“Our organization is financially strong and well-positioned to embark upon a period of growth and value creation,” said Colleen Tupper, Chief Financial Officer of Collegium. “We are on track to exceed our targeted run rate synergies of at least $75 million, and we expect an acceleration in operating cash flow for the remainder of the year. Our capital allocation priorities are business development, rapidly paying down debt, and opportunistically leveraging our share repurchase program to return capital to shareholders.”

Recent Business Highlights

●	Closed the acquisition of BDSI; on track to exceed targeted run rate synergies of at least $75 million
●	Seamlessly transitioned BDSI core operations and achieved day-one field force readiness
●	Grew Belbuca and Xtampza ER total prescriptions 4% and 3%, respectively, over the first quarter of 2021
●	Received approval from the FDA for the Prior Approval Supplement for a new Nucynta® ER manufacturing site; technology transfer on track to be completed in 2022
●	Executed Master Settlement Agreement resolving all 27 pending opioid-related lawsuits brought against the Company by cities, counties, and other subdivisions in the United States
●	Appointed Dr. Thomas B. Smith as Chief Medical Officer
●	Strengthened Board of Directors with the appointment of Neil F. McFarlane, former Chief Executive Officer and director of Adamas Pharmaceuticals

Financial Results for the First Quarter Ended March 31, 2022

●	Total net product revenues were $83.8 million for the quarter ended March 31, 2022 (the “2022 Quarter”), compared to $87.7 million for the quarter ended March 31, 2021 (the “2021 Quarter”)
●	GAAP operating expenses were $58.5 million for the 2022 Quarter, compared to $34.4 million for the 2021 Quarter; adjusted operating expenses, which excludes stock-based compensation of $6.1 million and acquisition related expenses of $27.2 million, were $25.2 million for the 2022 Quarter, compared to $27.5 million for the 2021 Quarter, which excludes stock-based compensation of $6.9 million
●	Net loss for the 2022 Quarter, which includes acquisition related expenses, was $13.1 million, or $0.39 loss per share (basic and diluted), compared to net income of $15.7 million, or $0.45 earnings per share (basic) and $0.41 earnings per share (diluted), for the 2021 Quarter; Income from operations, excluding acquisition related expenses, for the 2022 Quarter was $17.2 million
●	Adjusted EBITDA for the 2022 Quarter was $43.5 million, compared to $45.3 million for the 2021 Quarter
●	The Company exited the 2022 Quarter with a cash balance of $106.7 million

Financial Guidance for 2022

The Company reaffirms financial guidance for the full year 2022, originally provided on April 5, 2022:

●	Total product revenues are expected in the range of $450.0 million to $465.0 million, up approximately 65% at the midpoint compared to net product revenue of $276.9 million in 2021;
●	Total adjusted operating expenses, which excludes stock-based compensation expense and acquisition related expenses, are expected in the range of $130.0 million to $140.0 million; and
●	Total adjusted EBITDA which excludes stock-based compensation and acquisition related expenses, is expected in the range of $235.0 million to $250.0 million.

Conference Call Information

The Company will host a conference call and live audio webcast on Tuesday, May 10, 2022, at 4:30 p.m. Eastern Time. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Q1 2022 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a diversified, specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures such as adjusted EBITDA and adjusted operating expenses. We use these non-GAAP financial measures to understand, manage and evaluate our business as we believe they provide additional information on the performance of our business. We believe that the presentation of these non-GAAP financial measures, taken in conjunction with our results under GAAP, provide analysts, investors, lenders and other third parties insight into our view and assessment of our ongoing operating performance. In addition, we believe that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide supplementary information that may be useful to analysts, investors, lenders, and other third parties in assessing our performance and results from period to period. We report these non-GAAP financial measures to portray the results of our operations prior to considering certain income statement elements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income, which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude stock-based compensation expense from adjusted EBITDA although (a) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (b) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;

●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition expenses incurred; and
●	we exclude recognition of the step-up basis in inventory from acquisitions as the amount and/or frequency of these expenses are not part of our underlying business.

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

The Company has not provided a reconciliation of its full-year 2022 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures because it is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense. These items are uncertain and depend on various factors that could have a material impact on GAAP net income and operating expenses for the guidance period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2022 financial guidance, including total projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations. Actual results may differ materially from management’s expectations and such forward-looking statements in this press release could be affected as a result of various important factors, including risks relating to, among others: risks related to the ability to realize the anticipated benefits of our acquisition of BDSI, including the possibility that the expected benefits from the BDSI acquisition will not be realized or will not be realized within the expected time period; the risk that BDSI’s business will not be integrated successfully; negative effects of the consummation of the BDSI acquisition on the market price of our common stock and/or operating results; unknown liabilities; risks related to future opportunities and plans for the products acquired with BDSI, including uncertainty of the expected financial performance of such products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P.; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Alex Dasalla

Head of Investor Relations

adasalla@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	March 31,	December 31,
	2022	2021
Cash and cash equivalents	$106,698	$186,426
Accounts receivable, net	166,345	105,844
Inventory	80,146	17,394
Prepaid expenses and other current assets	10,449	5,879
Property and equipment, net	20,202	19,491
Operating lease assets	7,812	7,644
Intangible assets, net	694,799	268,723
Restricted cash	2,547	2,547
Deferred tax assets	25,554	78,042
Other noncurrent assets	77	87
Goodwill	131,512	—
Total assets	$1,246,141	$692,077

Accounts payable and accrued expenses	44,919	33,403
Accrued rebates, returns and discounts	227,476	196,996
Term notes payable	628,390	110,019
Convertible senior notes	140,189	139,966
Operating lease liabilities	9,091	8,765
Shareholders’ equity	196,076	202,928
Total liabilities and stockholders’ equity	$1,246,141	$692,077

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Product revenues, net	$83,751	$87,721
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	16,332	15,328
Intangible asset amortization	18,923	16,795
Total cost of products revenues	35,255	32,123
Gross profit	48,496	55,598
Operating expenses
Research and development	3,983	2,930
Selling, general and administrative	54,528	31,476
Total operating expenses	58,511	34,406
(Loss) income from operations	(10,015)	21,192
Interest expense	(5,831)	(5,721)
Interest income	4	3
(Loss) income before income taxes	(15,842)	15,474
(Benefit from) Provision for income taxes	(2,773)	(188)
Net (loss) income	$(13,069)	$15,662

(Loss) earnings per share — basic	$(0.39)	$0.45
Weighted-average shares — basic	33,673,912	34,951,740

(Loss) earnings per share — diluted	$(0.39)	$0.41
Weighted-average shares — diluted	33,673,912	41,160,092

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP Net (loss) income	$(13,069)	$15,662
Adjustments:
Interest expense	5,831	5,721
Interest income	(4)	(3)
(Benefit from) Provision for income taxes	(2,773)	(188)
Depreciation	715	439
Amortization	18,923	16,795
Stock-based compensation expense	6,135	6,879
Acquisition related expense	27,167	—
Recognition of step-up basis in inventory	603	—
Total adjustments	$56,597	$29,643
Adjusted EBITDA	$43,528	$45,305

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP Operating expenses	$58,511	$34,406
Adjustments:
Stock-based compensation	6,135	6,879
Acquisition related expense	27,167	—
Total adjustments	33,302	6,879
Adjusted operating expenses	$25,209	$27,527